UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006 (August 9, 2006)

Deerfield Triarc Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

MD	001-32551	20-2008622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road Rosemont, IL		60018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (773) 380-1600

 (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 14, 2006, Deerfield Triarc Capital Corp. (the "Company") issued an earnings press release announcing results of operations for the second quarter ended June 30, 2006. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The press release will be available on the Company's internet website (www.deerfieldtriarc.com) and will also be available upon request as specified therein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 9, 2006, the Company reported to the New York Stock Exchange ("NYSE") that the Company's 2006 Proxy Statement inadvertently omitted the following information specified in the commentary of section 303A.03 of the Listed Company Manual of the NYSE: the name of the presiding director or the procedure by which the presiding director is chosen to preside at regularly-scheduled executive sessions of the non-management directors. On August 14, 2006, the Company received a letter from NYSE Regulation, Inc. formally notifying the Company of the foregoing. The Company has a procedure for choosing a director to preside at executive sessions of the non-management directors as set forth below:

"A discussion leader should preside over all meetings of non-management directors, as provided in the Company's Corporate Governance Guidelines. The discussion leader position will rotate among the chairs of each of the independent board committees in alphabetical order (by last names of the chairmen)."

The Company will include this information in its 2007 Proxy Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release issued by the Company on August 14, 2006.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deerfield Triarc Capital Corp. (Registrant)

Date: August 15, 2006	By:	/s/ Richard G. Smith
Chief Financial Officer

EXHIBIT INDEX

Ex. 99.1    Press Release issued by the Company August 14, 2006.